UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2013

HD SUPPLY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35979	26-0486780
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

3100 Cumberland Boulevard Suite 1480, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 852-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 28, 2013, HD Supply, Inc. (“HDS”), an indirect wholly-owned subsidiary of HD Supply Holdings, Inc., entered into Amendment No. 1 (the “Amendment”) to its existing ABL Credit Agreement, dated as of April 12, 2012, in the aggregate principal amount of $1,500,000,000 (the “ABL Facility”), by and among HDS, the other borrowers party thereto, the lenders party thereto, General Electric Capital Corporation, as administrative agent and U.S. ABL collateral agent, and GE Canada Finance Holding Company, as Canadian agent and Canadian collateral agent.  The Amendment was previously described in and filed as an exhibit to HDS’s 8-K dated June 4, 2013.

As previously announced in HDS’s 8-K dated June 4, 2013, the Amendment (i) reduced the applicable margin for borrowings under the ABL Facility by 0.25%; (ii) reduced the commitment fee applicable thereunder; (iii) extended the maturity date of the ABL Facility until June 28, 2018 (or, if earlier, the maturity date under HDS’s Cash Flow Facility); (iv) made certain changes to the borrowing base and (v) reduced the sublimit available for letters of credit under the ABL Facility from $400.0 million to $250.0 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2013	HD Supply Holdings, Inc.

	By:	/s/ Ricardo J. Nunez
Ricardo J. Nunez
Senior Vice President, General Counsel and Corporate Secretary